EXHIBIT (D)(2)


                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                   EXHIBIT A TO INVESTMENT ADVISORY AGREEMENT
                            EFFECTIVE OCTOBER 1, 2004

                                                                                        ANNUAL ADVISORY FEE AS A
                                                                                    PERCENTAGE OF AVERAGE DAILY NET
                   PORTFOLIO                              EFFECTIVE DATE                         ASSETS
                   ---------                              --------------                         ------
Large Cap Value Fund (1)                               April 2, 1991                              0.65%
Mid Cap Value Fund                                     April 2, 1991                              0.70%
Core Bond Fund                                         April 2, 1991                              0.50%
Intermediate Tax Free Fund                             April 2, 1991                              0.50%
Intermediate Term Bond Fund                            September 15, 1992                         0.50%
Equity Index Fund                                      September 15, 1992                         0.25%
Short Term Bond Fund                                   September 15, 1992                         0.50%
Balanced Fund (1)                                      September 15, 1992                         0.65%
Minnesota Intermediate Tax Free Fund                   December 31, 1993                          0.50%
Colorado Intermediate Tax Free Fund                    December 31, 1993                          0.50%
Technology Fund                                        December 31, 1993                          0.70%
International Fund (2)                                 December 31, 1993                          1.10%
Equity Income Fund (1)                                 January 31, 1994                           0.65%
Real Estate Securities Fund                            June 12, 1995                              0.70%
Oregon Intermediate Tax Free Fund                      August 5, 1997                             0.50%
California Intermediate Tax Free Fund                  August 5, 1997                             0.50%
Small Cap Value Fund                                   November 21, 1997                          0.70%
Tax Free Fund                                          July 24, 1998                              0.50%
Minnesota Tax Free Fund                                July 24, 1998                              0.50%
California Tax Free Fund                               February 1, 2000                           0.50%
Arizona Tax Free Fund                                  February 1, 2000                           0.50%
Colorado Tax Free Fund                                 February 1, 2000                           0.50%
Corporate Bond Fund                                    February 1, 2000                           0.70%
Nebraska Tax Free Fund                                 February 28, 2001                          0.50%
High Income Bond Fund                                  February 28, 2001                          0.70%




Large Cap Growth Opportunities Fund (1)                May 2, 2001                                0.65%
Mid Cap Growth Opportunities Fund                      May 2, 2001                                0.70%
Small Cap Growth Opportunities Fund                    May 2, 2001                                1.40%
Small Cap Select Fund                                  May 2, 2001                                0.70%
Mid Cap Index Fund                                     May 2, 2001                                0.25%
Small Cap Index Fund                                   May 2, 2001                                0.40%
U.S. Government Mortgage Fund                          May 2, 2001                                0.50%
Missouri Tax Free Fund                                 May 2, 2001                                0.50%
Ohio Tax Free Fund                                     April 30, 2002                             0.50%
Short Tax Free Fund                                    October 25, 2002                           0.50%
Intermediate Government Bond Fund                      October 25, 2002                           0.50%
Large Cap Select Fund (1)                              December 4, 2002                           0.65%
Inflation Protected Securities Fund                    October 1, 2004                            0.50%


(1) The Adviser has agreed to a breakpoint schedule with each of Large Cap Growth Opportunities Fund, Large Cap Select Fund, Large Cap Value Fund, Balanced Fund and Equity Income Fund. The advisory fee paid separately by each of these funds will be based on an annual rate of 0.65% for the first $3 billion of each fund's average daily net assets; 0.625% for average daily net assets in excess of $3 billion up to $5 billion; and 0.60% for average daily net assets in excess of $5 billion.

(2) The Adviser has agreed to a breakpoint schedule with International Fund. The advisory fee paid by this fund will be based on an annual rate of 1.10% for the first $1.5 billion of the fund's average daily net assets; 1.05% for average daily net assets in excess of $1.5 billion up to $2.5 billion; and 1.00% for average daily net assets in excess of $2.5 billion.




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